UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025 (May 30, 2025)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 1.01     Entry into a Material Definitive Agreement.

On May 30, 2025, EOG Resources, Inc. (EOG) entered into an Equity Interest Purchase Agreement (the Purchase Agreement) with Encino Acquisition Partners, LLC, a Delaware limited liability company (the Company), CPPIB EAP US Inc., a Delaware corporation (Blocker Corp), CPPIB EAP Canada, Inc., a Canadian corporation and the sole stockholder of Blocker Corp (CPPIB), Encino Acquisition Management, LP, a Delaware limited partnership (EAM), Encino Acquisition Management II, LP, a Delaware limited partnership (together with EAM and CPPIB, the Entity Sellers), and other holders of units of the Company (together with the Entity Sellers, the Sellers), and solely for purposes of certain provisions of the Purchase Agreement, Encino Energy, LLC, a Texas limited liability company.

Pursuant to the Purchase Agreement, EOG agreed to acquire all of the outstanding equity interests in the Company from the Sellers, partially through the acquisition of Blocker Corp and partially through the direct purchase of equity interests in the Company, for a purchase price of $5.6 billion in cash (the Transaction). The purchase price is subject to customary adjustments related to cash, indebtedness, working capital and transaction expenses.

Closing Conditions

The completion of the Transaction is subject to satisfaction or waiver of certain customary mutual closing conditions, including: (a) the accuracy of the parties' respective representations and warranties in the Purchase Agreement, subject to specified materiality qualifiers; (b) compliance by the parties with their respective covenants in the Purchase Agreement in all material respects; (c) the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Transaction; and (d) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended).

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of EOG, the Company, Blocker Corp and the Sellers, subject to customary materiality qualifiers as described in further detail in the Purchase Agreement. Covenants by the Company, Blocker Corp, and the Sellers include, among other things, covenants regarding the conduct of business of the Company during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters. The Company is required, among other things, not to solicit alternative business combination transactions.

Termination

The Purchase Agreement contains customary termination rights for each of EOG and the Company, including, among other things, (a) by EOG or the Company if the consummation of the Transaction does not occur on or before May 30, 2026 (subject to an automatic extension to August 31, 2026 under certain circumstances relating to the delay in regulatory approvals), (b) by EOG or the Company if any final and non-appealable order or law is in effect enjoining or preventing the consummation of the Transaction or making the consummation of the Transaction illegal, (c) by EOG or the Company if the other party has breached its representations or warranties or failed to perform its covenants in a way that prevents satisfaction of the closing condition relating to the breaching party's representations, warranties or covenants (subject to a cure period), or (d) by EOG or the Company if, among other things, all conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at closing), and the non-breaching party has provided written notice that it is ready, willing and able to consummate the Transaction and the breaching party fails to consummate the Transaction within four business days of receipt of such notice.

Upon the termination of the Purchase Agreement under specified circumstances, EOG or the Company, as applicable, will be required to pay the other party a termination fee equal to $392,000,000.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The Purchase Agreement, when filed as an exhibit to EOG's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, will provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about EOG, the Company or its subsidiaries, Blocker Corp or the Sellers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in EOG's public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: June 5, 2025	By:	/s/ ANN D. JANSSEN Ann D. Janssen Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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